EXHIBIT 23.1(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this Registration Statement of Tyco International Ltd. on Form S-8 of our reports dated August 1, 1995 on our audit of the consolidated financial statements and financial statement schedule of Tyco International Ltd. as of and for the years ended June 30, 1995 and 1994.


                                          COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 4, 1996